SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): September 30, 2002



                            FORESTINDUSTRY.COM, INC.
             (Exact name of Registrant as specified in its charter)



 Delaware                    0-26673                        98-0207081
---------                    -------                        ----------
(State or other            (Commission File No.)            (IRS Employer
 jurisdiction of                                            Indentification No.)
 incorporation)


                         Suite 10 - 2480 Ken worth Road
                            Nanaimo, British Columbia
                                 Canada V9T 3Y3
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (250) 758-0665

                         Suite 11 - 2480 Kenworth Road
                           Nanaimo, British Columbia
                                 Canada V9T 3Y3
          (Former name or former address if changed since last report)







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Item 5. Other Events and Regulation FD Disclosure

        forestindustry.com has announced that on September 30, 2002, it closed its public offering of common stock. Pursuant to a registration statement that was declared effective on April 3, 2002, forestindustry.com was selling up to three million shares of its common stock at $0.10 per share. forestindustry.com sold 1,650,000 shares for an aggregate of $165,000 in proceeds to the company. The proceeds were used to pay off existing debt. The company has filed a post-effective amendment to deregister the remaining shares not sold including certain shares registered on behalf of selling shareholders.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.


Date:   October 1, 2002                         FORESTINDUSTRY.COM, INC.




                                                By:   _/s/ Joe Perraton_________
                                                      Joe Perraton, President